Exhibit 3.68
CODE OF REGULATIONS
OF
EMPLOY-ABILITY UNLIMITED, INC.
ARTICLE I
Members
Section 1.01 -Members
The sole member of this Corporation shall be those persons (including any corporation, whether profit or nonprofit) who is:
VOCA Corporation
Section 1.02 — Meetings
(a)	The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect dir- ors at or within such time, shall not work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.

(b)	Regular meetings of the members may be held at such periodic intervals between annual meetings and at such time as the Board of Trustees may specify.

(c)	Special meetings of the members may be called by the Chairman, if any, the President, any Vice President, a majority of the Board of Trustees or by fifty percent (50%) of the members.
Section 1.03 — Place of Meetings
Meetings of the members may be held at any place within or without the State of Ohio. If no designation is made, the place of the meeting shall be the principal office of the Corporation in the State of Ohio.

Section 1.04 — Notice of Meeting
(a)	Each member shall furnish the Secretary with an address to which notices of meetings and other notices or correspondence may be addressed.

(b)	Written notice of the time and place of each meeting shall be given to each member either by personal delivery, or by mail, telegram or cable at least ten (10) but not more than sixty (60) days before each meeting.

(c)	The Secretary shall, upon the written request of any person or persons entitled to call a meeting of the members, deliver notice of such meeting to the members. If the Secretary refuses the request, the person or persons entitled to call a meeting of the members may give written notice to the members in the manner provided in this section.

(d)	Every notice of a special meeting of the members must state briefly the purpose specified by the person or persons calling such meeting. Any business other than that stated in the notice shall be taken up at such special meeting only with the unanimous written consent of the members.

(e)	Any member may waive notice of the time and place of any meeting of the members, either before or after the holding of the meeting.
Section 1.05 — Quorum and Manner of Action
(a)	A majority of the members shall constitute quorum for the transaction of business at any meeting of the members.

(b)	In the absence of a quorum at any meeting of the members, a majority of those present may adjourn the meeting from time to time until a quorum shall be present and notice of any adjourned meeting need not be given.

(c)	The act of a majority of the members present at a meeting at which a quorum is present shall authorize any action by the Corporation, unless a greater number is required by the Articles of Incorporation or this Code of Regulations.
Section 1.06 — Action Without Meeting
(a)	Any action which may be authorized or taken at a meeting of the members, may be taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all of the members.

(b)	Any such writings shall be filed with or entered upon the records of the Corporation.

Section 1.07 -Voting
(a)	Each member shall be entitled, in person or by proxy, to one vote on each matter to be voted upon by the members, except that each member may vote for the number of Trustees to be elected by the member; provided, however, such member may not cumulate his or her votes for any one or more Trustees.

(b)	At any meeting of the members, any member who is entitled to attend and to execute consents or waivers, may be represented at such meeting, and execute such consents or waivers, and exercise any of his or her other rights, by proxy or proxies appointed by a writing signed by such person.
ARTICLE II
Board of Trustees
Section 2.01 — General Powers
The powers of the Corporation shall be exercised, its business and affairs conducted, and its property managed under the direction of the Board of Trustees, except as otherwise provided by the law of the State of Ohio, by the Articles of Incorporation, or by this Code of Regulations.
Section 2.02 — Bylaws
The Trustees may adopt Bylaws to govern its own proceedings so long as the Bylaws are consistent with the laws of the State of Ohio, the Articles of Incorporation and this Code of Regulations.
Section 2.03 — Number
(a)	The Board of Trustees shall consist of not less than three (3) nor more than fifteen (15) Trustees.

(b)	Without amendment to this Code of Regulations, the number of Trustees may be fixed or changed by resolution of the Board of Trustees.

(c)	No reduction of the number of Trustees shall have the effect of removing any Trustee prior to the expiration of his or her term of office.
Section 2.04 — Classification and Term
(a)	Unless the Trustees are divided into classes as provided in paragraph (b), the terms of office of each Trustee shall be until the adjournment of the next succeeding annual meeting of the members, or an action in lieu thereof, or until a successor is elected as Trustee.

(b)	Without amendment to this Code of Regulations, the Trustees may be divided, by resolution of the members, into two (2) or three (3) classes with each class to consist of two (2) or such larger number of Trustees as the members shall determine. Each class shall be designated consecutively as Class 1, Class 11, and Class III, if any. All classes shall be initially elected at the annual meeting of the members coinciding with or next following adoption of the resolution classifying Trustees, and the initial term of office of each class shall be as follows: Class I shall be until the first such succeeding annual meeting; Class II shall be until the second such succeeding annual meeting; and Class III, if any, shall be until the third such succeeding annual meeting. Thereafter, the term of office of each class shall be until the second, or, if three (3) classes, the third annual meeting, or an action in lieu thereof, after the initial term of that class. Each Trustee of each class shall hold office until a successor is elected as Trustee.
Section 2.05 — Meetings
(a)	An annual meeting of the Board of Trustees for the consideration of reports and for such other business as may be brought before the meeting shall be held at such time on the first Monday of the fourth month of the fiscal year of the Corporation or on such other date as may be specified by the Trustees.

(b)	Regular meetings of the Board of Trustees may be held at such periodic intervals between annual meetings and at such time as the Trustees may specify.

(c)	Special meetings of the Board of Trustees may be called by the Chairman, if any, the President, any Vice President, or any two (2) Trustees.
Section 2.06 — Place of Meeting and Electronic Meetings
(a)	Meetings of the Board of Trustees may be held at any place within or without the State of Ohio. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Ohio.

(b)	Notwithstanding anything to the contrary, any meeting of the Board of Trustees may be held through any electronic communication pursuant to which each Trustee is able to hear each other Trustee participating or in any other manner permitted under the laws of the State of Ohio and such participation shall constitute attendance at such meeting.

Section 2.07 — Notice of Meeting
(a)	Written notice of the time and place of each meeting of the Board of Trustees shall be given each Trustee either by personal delivery or by mail, telegram, or cable at least two (2) days before each meeting.

(b)	Any Trustee may waive notice of the time and place of any meeting of the Board of Trustees, either before or after holding of the meeting.
Section 2.08 — Quorum and Manner of Action
(a)	A majority of the authorized number of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, except that a majority of the Trustees then in office constitutes a quorum for removing any Trustee or filling a vacancy in the number of Trustees.

(b)	In the absence of a quorum at any meeting of the Board of Trustees, a majority of those present may adjourn the meeting from time to time until a quorum shall be present and notice of any adjourned meeting need not be given.

(c)	The act of a majority of the Trustees present at a meeting at which a quorum is present shall authorize any action by the Board of Trustees, unless a greater number is required by the Articles of Incorporation, this Code of Regulation, or the Bylaws.
Section 2.09 — Action by Board of Trustees Without Meeting
(a)	Any action which may be authorized or taken at a meeting of the Board of Trustees, may be taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all of the Trustees.

(b)	Any such writing shall be filed with or entered upon the records of the Corporation.
Section 2.10 — Resignations
(a)	Any Trustee of the Corporation may resign at any time by giving written notice to the President or Secretary.

(b)	A resignation shall take effect at the time specified therein, and unless otherwise specified therein, shall become effective upon delivery. The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation.

Section 2.11 -Removal
(a)	Any Trustee may be removed, with cause, at any time by the affirmative vote of a majority of the Trustees then in office.

(b)	Any Trustee may be removed, with or without cause, at any time by the affirmative vote of a majority of the members at a special meeting of the members called for that purpose.

(c)	Any vacancy in the number of Trustees by reason of this section may be filled at the same meeting in the manner prescribed in Section 2.12.
Section 2.12 — Vacancies
(a)	The remaining Trustees, though less than a majority of the authorized number of Trustees, may, by a vote of a majority of their number, temporarily fill any vacancy for the offices of Trustee for the unexpired term.

(b)	The members of the Corporation shall have a right to fill any vacancy for the officer of Trustee, whether the vacancy has been temporarily filled by the remaining Trustees, at any special meeting of the members called for that purpose or at any annual meeting of the members. Any Trustee so elected by the members shall hold office until a successor is elected as Trustee.
Section 2.13 — Ex Officio Members
The Board of Trustees may appoint one or more persons as ex officio members of the Board of Trustees, which ex officio member or members shall be entitled to notice, to be present in person, to present matters for consideration and to take part in consideration of any business by the Board of Trustees at any meeting of the Board of Trustees, but which ex officio member or members shall not be counted for purposes of a quorum nor for purposes of voting or otherwise in anyway for purposes of authorizing any act or transaction of business by the Board of Trustees.
ARTICLE III
Committees
Section 3.01 — Committees of Trustees
(a)	The Board of Trustees may, by resolution, designate one or more committees, each of which shall consist of not less than three (3) Trustees, which committees to the extent provided in said resolution, shall have and exercise the authority of the Trustees in the management of the Corporation.

(b)	The designation of such committees and the delegation thereto of such authority shall not operate to relieve the Board of Trustees, or any individual Trustee of any responsibility imposed by law.

(c)	Each committee shall serve at the pleasure of the Board of Trustees, shall act only in the intervals between meetings of the Board of Trustees, and shall be subject to the control and direction of the Board of Trustees.
Section 3.02 — Alternate and Ex Officio Members
(a)	The Board of Trustees may appoint one or more Trustees as alternate members of any committee, which alternate member or members may take the place of any absent member or members at any meeting of such committee.

(b)	The Board of Trustees may appoint one or more persons (including persons who are not Trustees) as ex officio members of any committee, which ex officio member or members shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the committee at any meeting of the committee, but which ex officio member or members shall not be counted for purposes of a quorum nor for purposes of voting or otherwise in any way for purposes of authorizing any act or transaction of business by such committee.
Section 3.03 — Authority and Manner of Acting
(a)	Unless otherwise provided in this Code of Regulations or unless otherwise ordered by the Board of Trustees, any such committee shall act by a majority of its members (excluding ex officio members) at a meeting at such place or through electronic communication as permitted under the laws of the State of Ohio or by a writing or writings signed by all of its members (excluding ex officio members).

(b)	Any act or authorization of an act or transaction of business by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Trustees.
ARTICLE IV
Officers
Section 4.01 — Officers
The officers of this Corporation shall be a President, a Treasurer and a Secretary and such other officers or assistant officers as may be necessary, none of whom needs to be a Trustee. In addition, the Board of Trustees may elect a Chairman. More than one office may be held by the same person, but only a Trustee may serve as Chairman.

Section 4.02 — Appointment and Term of Office
(a)	The officers of the Corporation shall be appointed from time to time by the Board of Trustees as it shall determine, and new offices may be created and filled at any meeting of the Trustees.

(b)	Each officer shall hold office until a successor shall have been appointed.
Section 4.03 — Resignation
(a)	Any officer or assistant officer may resign at any time by giving written notice to the Board of Trustees or to the President or Secretary.

(b)	A resignation shall take effect at the time specified therein, and unless otherwise specified therein, shall become effective upon delivery. The acceptance of such resignation shall not be necessary to make it effective unless so specified in the resignation.
Section 4.04 — Removal
(a)	Any officer or assistant officer may be removed by the Board of Trustees, with or without cause, at any time by the affirmative vote of the majority of the Board of Trustees.

(b)	Any vacancy by reason of this section may be filed at the same meeting of the Board of Trustees..
Section 4.05 — Duties of Officers
(a)	The Chairman, if any, shall preside at all meetings of the members and all meetings of the Board of Trustees.

(b)	The President shall be the chief executive officer of the Corporation, and shall, in the absence of the Chairman, preside at all meetings of the members and, unless another person is designated by the Board of Trustees, all meetings of the Board of Trustees.

(c)	Each of the President, the Secretary, the Treasurer and the Chairman, if any, shall have the authority jointly or severally to sign, execute and deliver in the name of the Corporation any deed, mortgage, bond, instrument, agreement or other document evidencing any transaction authorized by the Board of Trustees, except where the signing or execution thereof shall have been expressly delegated to another officer or person on the Corporation’s behalf.

(d)	In the absence of any officer or assistant officer or for any other reason which the Board of Trustees may deem sufficient, the Board of Trustees may delegate the authorities and duties of any officer, or any assistant officer to any other officer, assistant officer or to any Trustee.

(e)	In addition to the foregoing, each officer or assistant officer shall perform all duties as may from time to time be delegated to each of them by this Code of Regulations or by the Board of Trustees or any committee of Trustees as provided herein.
ARTICLE V
Indemnification and Insurance
Section 5.01 — Indemnification
(a)	To the fullest extent not prohibited by applicable law, the Corporation shall indemnify each person who, by reason of being or having been a Trustee or officer of the Corporation, named or otherwise becomes or is threatened to be made a party to any such proceeding, and the Corporation by the Board of Trustees may indemnify any other person as deemed proper by the Board of Trustee, against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, with respect to which such person is named or otherwise threatened to be made a party by reason of being or at any time having been a Trustee, officer, employee or other agent of or in a similar capacity with the Corporation, or by reason of being or at any time having been, at the direction or request of the Corporation, a director, trustee, officer, administrator, manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan.

(b)	Each request or case of or on behalf of any person who is or may be entitled to indemnification for reason other than by being or having been a Trustee or officer of the Corporation shall be reviewed by the Board of Trustees, and indemnification of such person shall be authorized by the Board of Trustees only if it is determined by the Board of Trustees that indemnification is proper in the specific case, and, notwithstanding anything to the contrary in this Code of Regulations, no person shall be indemnified to the extent, if any, it is determined by the Board of Trustees or by written opinion of legal counsel designated by the Board of Trustees for such purpose that indemnification is contrary to applicable law.

Section 5.02 — Insurance
The Corporation may, as the Board of Trustees may direct, purchase and maintain such insurance on behalf of any person who is or at any time has been a Trustee, officer, employee or other agent of or in a similar capacity with the Corporation, or who is or at any time has been, at the direction or request of the Corporation, a director, trustee, officer, administrator, manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan against any liability asserted against and incurred by such person.
ARTICLE VI
Amendment
Section 6.01 — Amendment
This Code of Regulations may be amended from time to time by the members of the Corporation by an affirmative vote of the majority of the members.